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         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(33-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statement) which report appears in this Current Report on Form 8-K and Form 10-K/A of U.S. Office Products Company.

                                             /s/ Ernst & Young LLP
                                             ---------------------
Milwaukee, Wisconsin                         ERNST & YOUNG LLP
November 18, 1997